Exhibit 10.3

EXECUTION VERSION

COLLATERAL MANAGEMENT AGREEMENT
dated as of May 23, 2024
by and between

PALMER SQUARE BDC CLO 1, LTD.
and

PALMER SQUARE CAPITAL BDC INC.

-i-

Collateral Management Agreement

This Collateral Management Agreement (as amended from time to time, this “Agreement”), dated as of May 23, 2024, is entered into by and between PALMER SQUARE BDC CLO 1, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), and PALMER SQUARE CAPITAL BDC INC., a Maryland corporation, with offices located at 1900 Shawnee Mission Parkway, Suite 315, Mission Woods, KS 66205 (“Palmer Square”), as collateral manager (the “Collateral Manager”).

W I T N E S S E T H:

WHEREAS, the Issuer intends to issue certain classes of secured rated notes (collectively, the “Secured Notes”) and unrated subordinated notes (the “Subordinated Notes” and, together with the Secured Notes, the “Notes”);

WHEREAS, the Notes will be issued pursuant to an Indenture to be dated as of the date hereof (the “Indenture”), among the Issuer, Palmer Square BDC CLO 1, LLC (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”) and U.S. Bank Trust Company, National Association, as trustee (together with any successor permitted under the Indenture, the “Trustee”);

WHEREAS, the Issuer intends to pledge certain Collateral Obligations, amounts on deposit in certain accounts, certain Eligible Investments, any Hedge Agreements, the Issuer’s rights under the Collateral Administration Agreement and this Agreement, certain contract rights and certain other debt obligations and the proceeds thereof, all as set forth in the Indenture, to the Trustee as security for the Secured Notes;

WHEREAS, the Issuer desires to appoint Palmer Square as the Collateral Manager to provide the services described herein and Palmer Square desires to accept such appointment;

WHEREAS, the Indenture will authorize the Issuer to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain investment management duties with respect to the acquisition, administration and disposition of Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time reasonably request; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions

Capitalized terms used herein and not defined below shall have the meanings set forth in the Indenture.

“Actual Knowledge” shall mean the actual knowledge of (a) any senior officer of the Collateral Manager or the BDC Advisor, (b) any officer or employee of the Collateral Manager or the BDC Advisor charged with the day to day performance or supervision of the Collateral Manager’s duties under this Agreement or (c) any officer or employee of the Collateral Manager or the BDC Advisor to whom any matter related to its investment advisory services under this Agreement is referred because of his or her knowledge or familiarity with the particular subject.

“Advisers Act” shall mean the U.S. Investment Advisers Act of 1940, as amended.

“Affiliate” shall have the meaning given to such term in the Indenture, provided that, when used herein with respect to the Collateral Manager, the term “Affiliate” shall include the BDC Advisor.

“Agreement” shall have the meaning set forth in the preamble.

“BDC Advisor” means Palmer Square BDC Advisor LLC, a Delaware limited liability company.

“Cause” shall have the meaning set forth in Section 14.

“Closing Date” shall mean the date of the issuance of the Notes in accordance with the Indenture.

“Collateral Administration Agreement” shall mean the agreement, dated the Closing Date, among the Issuer, the Collateral Manager and the Collateral Administrator.

“Collateral Administrator” shall mean U.S. Bank Trust Company, National Association, in its capacity as collateral administrator under the Collateral Administration Agreement.

“Collateral Management Fee” shall mean the Senior Collateral Management Fee and the Subordinated Collateral Management Fee.

“Collateral Manager” shall have the meaning set forth in the preamble.

“Collateral Manager Information” shall have the meaning set forth in Section 10(a).

“Collateral Manager Notes” shall mean any Notes held by the Collateral Manager, an Affiliate thereof or any funds or accounts managed by the Collateral Manager or one of its Affiliates as to which the Collateral Manager or one of its Affiliates has discretionary voting authority.

“Co-Issuer” shall have the meaning set forth in the second “whereas” clause.

“Co-Issuers” shall have the meaning set forth in the second “whereas” clause.

“Cumulative Deferred Collateral Management Fee” shall have the meaning set forth in Section 8(e).

“Cumulative Deferred Senior Collateral Management Fee” shall have the meaning set forth in Section 8(e).

“Cumulative Deferred Subordinated Collateral Management Fee” shall have the meaning set forth in Section 8(e).

“Current Deferred Collateral Management Fee” shall have the meaning set forth in Section 8(e).

“Current Deferred Senior Collateral Management Fee” shall have the meaning set forth in Section 8(e).

“Current Deferred Subordinated Collateral Management Fee” shall have the meaning set forth in Section 8(e).

“Firm” shall have the meaning set forth in Section 4(a).

“Force Majeure Event” shall have the meaning set forth in Section 10(d).

“Indenture” shall have the meaning set forth in the second “whereas” clause.

“Issuer” shall have the meaning set forth in the preamble.

“Issuer Documents” shall have the meaning set forth in Section 16(a)(i).

“Losses” shall mean collectively, all expenses, losses, damages, liabilities, demands, charges or claims of any kind or nature whatsoever (including reasonable attorneys’ fees and costs and expenses relating to investigating or defending any demands, charges and claims).

“Notes” shall have the meaning set forth in the first “whereas” clause.

“Offering Circular” shall mean the offering circular, dated May 21, 2024, relating to the Notes issued on the Closing Date.

“Palmer Square” shall have the meaning set forth in the preamble.

“Personnel” shall have the meaning set forth in Section 4(a).

“Secured Notes” shall have the meaning set forth in the first “whereas” clause.

“Senior Collateral Management Fee” shall have the meaning set forth in Section 8(b).

“Subordinated Collateral Management Fee” shall have the meaning set forth in Section 8(c).

“Subordinated Notes” shall have the meaning set forth in the first “whereas” clause.

“Supermajority” shall mean, with respect to any Class of Notes, the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Notes of such Class.

“Traded Obligations” shall have the meaning set forth in Section 3(b).

“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Issuer in accordance with the terms of this Agreement, including, without limitation, (i) selecting and causing acquisition of Collateral Obligations and Eligible Investments, (ii) supervising, investing and reinvesting the Assets, (iii) amending, waiving and/or taking any other action commensurate with managing the Assets, and (iv) instructing the Trustee with respect to any disposition or tender of a Collateral Obligation or Eligible Investment by the Issuer.

“Trustee” shall have the meaning set forth in the second “whereas” clause.

“Underlying Instruments” means the articles or certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of a corporation, the partnership certificate and the partnership agreement, in the case of a partnership or the certificate of formation and limited liability company agreement, in the case of a limited liability company.

Unless the context requires otherwise, references to “Section” mean a section of this Agreement. Any capitalized terms appearing in this Agreement and not defined herein shall have the meaning defined in the Indenture.

Section 2. Appointment; General Duties and Authority of the Collateral Manager

(a) Palmer Square is hereby appointed as collateral manager of the Issuer for the purpose of performing certain investment management functions set forth herein and in the Indenture, including without limitation, directing the investment and reinvestment of Collateral Obligations, Restructuring Loans and Eligible Investments, the entry by the Issuer into any Hedge Agreements, and performing certain administrative and advisory functions on behalf of the Issuer in accordance with the applicable provisions of the Indenture, and Palmer Square hereby accepts such appointment.

(b) Subject to the provisions of Section 5, Section 10 and all other applicable provisions of this Agreement and the Indenture, the Collateral Manager agrees, and is hereby authorized, to (i) select the Collateral Obligations, Restructuring Loans, Hedge Agreements and Eligible Investments to be acquired by (or otherwise entered into by) the Issuer, (ii) supervise, invest and reinvest the Assets, (iii) instruct the Trustee with respect to any disposition or tender of a Collateral Obligation, Restructuring Loan or Eligible Investment, or any assignment, novation or termination of a Hedge Agreement, by the Issuer, and (iv) perform all other tasks and may, in the Collateral Manager’s sole discretion, take all other actions that are specified, or not inconsistent with, the duties of the Collateral Manager set forth in the Indenture, the Collateral Administration Agreement or this Agreement.

The Collateral Manager shall, and is hereby authorized to, perform its obligations hereunder and under the Indenture in a manner which is consistent with the terms hereof and of the Indenture. The Collateral Manager, subject to the terms and conditions of the Indenture, shall perform its obligations hereunder and under the Indenture and provide such additional services (such additional services to be consistent with the terms of this Agreement and the Indenture and as the Issuer and the Collateral Manager may from time to time agree in writing) with reasonable care and in good faith, using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it manages for itself and for others, if any, having similar investment objectives and restrictions and in a manner consistent with practices followed by prudent similar institutional managers of assets of the nature and character of the Assets managed in substantially similar types of transactions; provided that, to the extent not inconsistent with the foregoing, the Collateral Manager shall follow its customary standards, policies and procedures in performing its duties hereunder and under the Indenture; provided that, the Collateral Manager shall not be liable for any Losses resulting from any failure to satisfy the foregoing standard of care except to the extent such failure would result in liability pursuant to Section 10(a). The Collateral Manager shall comply with all the terms and conditions of the Indenture affecting the duties and functions to be performed hereunder. The Collateral Manager will not be bound to comply with any amendment to the Indenture until it has received a copy of any such amendment from the Issuer or the Trustee and shall have consented thereto in writing. The Issuer agrees that it will not permit to become effective any amendment to the Indenture that (x) affects the obligations or rights of the Collateral Manager or (y) affects the amount or priority of any fees or other amounts payable to the Collateral Manager unless the Collateral Manager has been given prior written notice of such amendment and has consented in advance thereto in writing. In providing the foregoing services, the Collateral Manager shall monitor the Hedge Agreements and shall, subject to Section 16.1 of the Indenture, direct the Trustee, on behalf of the Issuer, in respect of all actions to be taken under any Hedge Agreement by the Issuer.

(c) Subject to the provisions concerning its general duties and obligations as set forth in paragraphs (a) and (b) above, the Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Issuer or the Co-Issuers, as applicable:

(i) Subject in all cases to Section 2(j) herein, the Collateral Manager shall perform, on behalf of the Issuer those investment-related duties and functions (including, without limitation, the furnishing of issuer orders, issuer requests and certificates of appropriate officers, and including the provision of such certifications) as are required under the Indenture with regard to purchases, sales or other dispositions of the Collateral Obligations, Hedge Agreements, Restructuring Loans, Eligible Investments, deposits in certain accounts and other assets required or permitted to be sold under the Indenture and with respect to the satisfaction of the Investment Criteria and other requirements in the Indenture (and the Collateral Manager shall have no obligation to perform any other duties other than as specified herein or under the Indenture), and the Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto. Notwithstanding the foregoing, it is understood that the power of attorney granted herein is in all cases and for all purposes qualified and limited by the Indenture and the other Transaction Documents and, as such, the power of attorney granted hereby is limited rather than general.

(ii) The Collateral Manager shall facilitate (x) the acquisition and/or sale of Collateral Obligations by the Issuer and shall select all Assets to be acquired by the Issuer in accordance with the investment criteria set forth herein and in the Indenture and (y) the execution and delivery by the Issuer of any Hedge Agreement, including with respect to the selection of Hedge Counterparties and the negotiation of the terms and conditions of any Hedge Agreement, as well as any amendment, assignment, novation or other modification to any Hedge Agreement, in accordance with Article XVI of the Indenture.

(iii) Subject to the terms of the Collateral Administration Agreement, the Collateral Manager shall monitor the Assets (including any Hedge Agreements) on behalf of the Issuer on an ongoing basis and shall provide or cause to be provided to the Issuer all reports, schedules and other data which the Issuer or the Collateral Manager is required to prepare and deliver under the Indenture, in such forms, and containing such information, required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by the Issuer on a timely basis to the parties entitled thereto under the Indenture.

(iv) The Collateral Manager, on behalf of the Issuer, shall be responsible for obtaining, to the extent it can reasonably obtain such information, information concerning whether a Collateral Obligation has become a Defaulted Obligation, a Deferring Obligation, a Credit Improved Obligation or a Credit Risk Obligation and, in the event a Rating Agency is requested by the Issuer to provide (x) an estimate with respect to the Moody’s Rating or the S&P Rating of Assets or (y) information regarding the impact of particular Transactions on the ratings of the Secured Notes or on any of the Investment Criteria or the Collateral Quality Tests, for providing such Rating Agency with any information necessary for such Rating Agency to provide such estimate or information to the extent the Collateral Manager has or can reasonably obtain such information, subject in the case of clauses (x) or (y) to the requirements of Section 2(g).

(v) Subject in all cases to Section 2(j), the Collateral Manager may, subject to and in accordance with the Indenture, as agent of the Issuer, take or, as applicable, direct the Trustee to take any of the following actions, as agent of the Issuer or any Issuer Subsidiary, with respect to a Collateral Obligation, Equity Security, Restructuring Loan or Eligible Investment:

(A) retain or dispose of such Collateral Obligation, Equity Security, Restructuring Loan or Eligible Investment;

(B) invest and reinvest the Assets;

(C) set up one or more wholly-owned Issuer Subsidiaries;

(D) instruct the Trustee with respect to any acquisition, disposition or tender of a Collateral Obligation, Equity Security, Restructuring Loan, Eligible Investment, asset held by an Issuer Subsidiary or other assets received in respect thereof in the open market or otherwise by the Issuer;

(E) if applicable, tender such Collateral Obligation or Eligible Investment pursuant to an Offer;

(F) if applicable, consent to or refuse to consent to any proposed amendment, modification or waiver pursuant to an Offer;

(G) retain or dispose of any obligations or other property (if other than Cash) received pursuant to an Offer;

(H) waive, or consent to the waiver of, any default or elect not to exercise remedies with respect to any Collateral Obligation;

(I) accelerate or vote to accelerate, or rescind the acceleration of, the maturity of any Collateral Obligation;

(J) participate in a committee or group formed by creditors of an issuer or a borrower under a Collateral Obligation, Restructuring Loan or Eligible Investment and agree on behalf of the Issuer to any restructuring of any Collateral Obligation, Restructuring Loan or Eligible Investment (including the acceptance of any security or other property in exchange for or in satisfaction of such Collateral Obligation, Restructuring Loan or Eligible Investment) and/or the reorganization of any Person obligated with respect to any Collateral Obligation, Restructuring Loan or Eligible Investment;

(K) take reasonable action on behalf of the Co-Issuers to effect any Optional Redemption, any Tax Redemption, any Mandatory Redemption, any Re-Pricing, any Refinancing or any Effective Date Special Redemption or any redemption payments on a Redemption Date in accordance with the Indenture;

(L) monitor the ratings of the Collateral Obligations and the Co-Issuers’ compliance with the covenants by the Co-Issuers in the Indenture;

(M) comply with such other duties and responsibilities as may be specifically required of the Collateral Manager by the Indenture (including, without limitation, Section 12.3(e) thereof) or this Agreement;

(N) take all commercially reasonable actions reasonably requested by the Trustee to facilitate the perfection of the Trustee’s security interest in the Assets pursuant to the Indenture;

(O) make any determination in accordance with Section 10.3(f) of the Indenture;

(P) exercise any other rights or remedies with respect to such Collateral Obligation, Equity Security, Restructuring Loan or Eligible Investment as provided in the Underlying Instruments of the issuer of or obligor under such Asset or the documents governing the terms of such Asset; and

(Q) perform all other tasks and take all other actions that any of the Indenture, the Collateral Administration Agreement or this Agreement specifies are to be taken by the Collateral Manager and which are consistent with the objectives set forth in this Section 2.

Notwithstanding anything to the contrary in this Agreement or the Indenture, none of the services performed by the Collateral Manager shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Collateral Manager acting as an intermediary in securities for the Issuer; (ii) the Collateral Manager providing investment banking services to the Issuer; (iii) the Collateral Manager having direct contact with, or soliciting or finding, outside investors to invest in the Issuer; or (iv) the Collateral Manager authorizing or causing the disbursement of money or other assets of the Issuer, except in accordance with this Agreement, the Indenture, or any other Transaction Documents or in connection with the acquisition, sale or disposal of the Issuer’s Assets, it being understood that it is the intention of the Parties that the Collateral Manager not take any action through the power of attorney granted hereby that would cause the Collateral Manager to have custody of the Issuer’s funds or securities within the meaning of Rule 206(4)-2 under the Advisers Act. Without limitation to the foregoing, in no event shall the Collateral Manager have authority to cause a disbursement by the Issuer except upon the approval of the Issuer’s Board of Directors and in accordance with this Agreement, the Indenture or any other Transaction Document.

(d) In providing services hereunder, the Collateral Manager may, without the consent of any party, delegate to third parties (including, without limitation, its Affiliates) the duties assigned to the Collateral Manager hereunder and employ third parties, including its Affiliates, attorneys and financial advisors to render advice (including legal and investment advice) and assistance to the Issuer and to perform any of its duties hereunder; provided, however, that the Collateral Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by such third parties.

(e) Notwithstanding Section 2(d) above, the Collateral Manager understands that the Issuer intends to retain the Collateral Administrator pursuant to the Collateral Administration Agreement in order to, among other things, assist in the preparation of certain reports, schedules and other data on behalf of the Issuer. The Collateral Manager is not responsible for the performance of or failure to perform any obligations undertaken by the Collateral Administrator under the Collateral Administration Agreement.

(f) Nothing in this Agreement shall be construed to require the Collateral Manager to disclose non-public information in violation of applicable U.S. federal or state securities laws or in violation of any contractual obligations of confidentiality undertaken by the Collateral Manager for itself or on behalf of the Issuer.

(g) The Collateral Manager, in accordance with the Indenture shall deliver to the 17g-5 Information Agent in an electronic format readable and uploadable (that is not locked or corrupted) by email to PalmerSquareBDCCLO1.17g5@usbank.com specifying “Palmer Square BDC CLO 1” any notice or other written communication or document required or permitted by the Indenture or this Agreement to be made upon, given, provided, mailed, delivered or furnished to, or filed with, a Rating Agency, and any other written communication with a Rating Agency by the Collateral Manager relating to the Indenture, the Notes or the transactions contemplated hereby and thereby. The Collateral Manager may communicate information relating to the Indenture, the Notes or the transactions contemplated hereby and thereby to a Rating Agency orally; provided that it delivers to the 17g-5 Information Agent a recording of such conversation or a transcript of such conversation, in each case, in an electronic format readable and uploadable (that is not locked or corrupted), in the manner specified in the immediately preceding sentence.

(h) The Collateral Manager shall not have any duties or obligations except those expressly set forth herein or that have been expressly delegated to the Collateral Manager in the Indenture or any other Transaction Document. Without limiting the generality of the foregoing, (i) except as otherwise required by law, the Collateral Manager shall not be subject to any fiduciary or other implied duties, (ii) the Collateral Manager shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Indenture or any other Transaction Document, (iii) except as expressly set forth herein, the Collateral Manager shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any issuer of or obligor under any Collateral Obligations or other Assets, or any of its Affiliates, that is communicated to or obtained by the Collateral Manager or any of its Affiliates. The Issuer agrees that the Collateral Manager is an independent contractor and not a general agent of the Issuer and that, except as expressly provided herein, the Collateral Manager shall not have authority to act for or represent the Issuer in any way and shall not otherwise be deemed to be the Issuer’s agent.

(i) To the fullest extent permitted by applicable law and notwithstanding anything to the contrary contained herein or in any other agreement contemplated herein, whenever in this Agreement or the Indenture the Collateral Manager is permitted or required to make a decision in its “sole discretion,” “reasonable discretion” or “discretion” or under a grant of similar authority or latitude, the Collateral Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Issuer, Holders or any other Person.  The intent of granting authority to act in its “discretion” to the Collateral Manager is that no other express consent of another party is required to be obtained by the Collateral Manager when acting pursuant to such grant of authority under this Agreement or under the Indenture. If any questions should arise with respect to the operation of the Issuer that are not specifically provided for in this Agreement or the Indenture, the Collateral Manager is hereby authorized to make a final determination in its sole discretion with respect to any such question, and its determination and interpretation so made shall be final and binding on all parties.

(j) Notwithstanding anything herein or any other Transaction Document to the contrary, the Collateral Manager shall have no authority to hold (directly or indirectly), or otherwise obtain possession of, any funds or securities of the Issuer (including Collateral Obligations or Eligible Investments). Without limiting the foregoing, the Collateral Manager shall have no authority to (i) sign checks on the Issuer’s behalf, (ii) deduct fees from any Account, (iii) withdraw funds or securities from any Account, or (iv) dispose of funds in any Account for any purpose other than pursuant to transactions authorized under the Indenture. The Collateral Manager agrees that any requests regarding the disbursement of any funds in any Account shall be made in accordance with the Indenture and shall be sent to the Trustee. Nothing in this Section 2(j) shall prohibit the Collateral Manager from issuing instructions to the Trustee or Custodian to effect or to settle any bills of sale, assignments, agreements and other instruments in connection with any acquisition, sale or other disposition of any Asset of the Issuer as permitted by the Indenture.

Section 3. Purchase and Sale Transactions; Brokerage

(a) The Collateral Manager, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction by it, on behalf of the Issuer, to be conducted on terms and conditions negotiated on an arm’s length basis.

(b) The Collateral Manager, in its sole discretion, shall use reasonable efforts to obtain the best execution (taking into account all relevant circumstances including, without limitation, best price but shall have no obligation to obtain the lowest price available) for all orders placed with respect to any Transaction. In pursuit of the objective of obtaining the best execution as described above and in accordance with applicable law, the Collateral Manager may take into consideration all factors it deems relevant, including, without limitation, price, the size of the Transaction, the nature of the market for such security, the time constraints of the Transaction, general market trends, the reputation and experience of the broker or dealer involved, and research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager; provided that the Collateral Manager in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Exchange Act, to the extent applicable to the subject Transaction. Such services may be used by the Collateral Manager or its Affiliates in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders of obligations (or forms of indebtedness including, without limitation, instruments, which are not “obligations” (collectively, along with any obligations, being referred to as “Traded Obligations”)) placed with respect to similar orders being made simultaneously for other accounts managed by the Collateral Manager or with accounts of the Affiliates of the Collateral Manager, if in the Collateral Manager’s reasonable judgment such aggregation would result in an overall economic benefit to the Issuer, taking into consideration the availability of purchasers or sellers, the selling or purchase price, brokerage commission and other expenses. The Issuer hereby acknowledges that (i) the determination of any such economic benefit by the Collateral Manager is subjective and represents the Collateral Manager’s evaluation at the time that the Issuer will be benefited by relatively better purchase or sales prices, lower commission expenses or beneficial timing of Transactions or a combination of these and other factors and (ii) the Collateral Manager shall be protected with respect to any such determination to the extent the Collateral Manager acts in accordance with Section 2(b). In the event that a Transaction occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Manager (and any of its Affiliates involved in such Transactions) shall be to use commercially reasonable efforts to allocate the executions among the accounts in a manner reasonably believed by the Collateral Manager in its discretion to be fair and equitable for all accounts involved.

(c) Subject to the provisions of Section 3(a) and Section 5 and to the Collateral Manager’s execution obligations described in Section 3(b), the Collateral Manager is hereby authorized to execute so much or all of the Transactions for the Issuer’s account with or through itself or any of its Affiliates as agent or as principal as the Collateral Manager in its sole discretion shall determine, and may execute Transactions in which the Collateral Manager, its Affiliates and/or their personnel have interests as described in Section 4. In all such dealings, the Collateral Manager and any of its Affiliates shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such Transactions and shall not be liable to account for the same to the Issuer, and the Collateral Manager’s fees as set forth in Section 8 shall not be abated thereby. The Issuer authorizes the Collateral Manager to effect Transactions subject to applicable provisions of Section 11(a) of the Exchange Act, and Rule 11a2-2(T) thereunder (or any similar rule which may be adopted in the future), and, to the extent such section, regulation or rule applies to the Collateral Manager, the Collateral Manager will use its best efforts to provide the Issuer with information annually disclosing commissions, if any, retained by the Collateral Manager’s Affiliates in connection with exchange Transactions for the Issuer’s account. The Collateral Manager and its Affiliates are hereby authorized to execute client cross-transactions where the Collateral Manager causes a Transaction to be effected between the Issuer and another account advised by it or any of its Affiliates. Such cross-transactions enable the Collateral Manager to purchase or sell a block of obligations for the Issuer’s account at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sell order. The Collateral Manager believes that such Transactions can provide meaningful benefits for its clients, and neither the Collateral Manager nor its Affiliates will receive any compensation for effecting such Transactions (other than investment management or advisory fees). In addition, the Collateral Manager may enter into agency cross-transactions where the Collateral Manager or an Affiliate of the Collateral Manager acts as broker for both the Issuer and the other party to the Transaction. In such a Transaction, the Collateral Manager has a potentially conflicting division of loyalties and responsibilities regarding both parties to the Transaction and the Collateral Manager, or any of its Affiliates, may receive commissions from both parties to such Transaction. The Issuer authorizes the Collateral Manager to execute such cross-transactions for the Issuer’s account and the Issuer understands that such authorization is terminable at the Issuer’s option without penalty, effective upon receipt by the Collateral Manager of written notice from the Issuer.

Section 4. Services to Other Issuers; Certain Affiliated Activities

(a) The relationship between the Collateral Manager and the Issuer as described in this Agreement permits, expressly as set forth herein, the Collateral Manager and its Affiliates to act in multiple capacities (i.e., to act as principal or agent in addition to acting on behalf of Issuer), and, subject only to the Collateral Manager’s execution obligations set forth in Section 3, to effect Transactions with or for the Issuer’s account in instances in which the Collateral Manager and its Affiliates may have multiple interests. In this regard the Issuer acknowledges that the Collateral Manager is (or, during the period over which Notes are outstanding, may become) part of a worldwide asset management organization, and as such, the Collateral Manager and its Affiliates (the “Firm”) and their respective partners, managing directors, members, directors, officers, employees and agents (“Personnel”) may have multiple advisory, transactional and financial and other interests in Traded Obligations that may be purchased, sold or held for the Issuer’s account and companies that may issue Traded Obligations that may be purchased, sold or held for the Issuer’s account. The Firm may act as adviser to clients in commercial banking, investment banking, financial advisory, asset management and other capacities related to Traded Obligations that may be purchased, sold or held on the Issuer’s behalf, and the Firm may be engaged as manager or advisor for the issuer of, Traded Obligations that the Issuer may purchase, sell or hold. At times, these activities may cause departments of the Firm to give advice to clients that may cause these clients to take actions adverse to the interests of the Issuer. The Firm may act in a proprietary capacity with long or short positions, in instruments of all types, including those that may be purchased, sold or held by the Issuer. Such activities could affect the prices and availability of the Traded Obligations that the Collateral Manager seeks to buy or sell for the Issuer’s account, which could adversely impact the financial returns of the Issuer in respect of Assets. Personnel may serve as directors of companies the Traded Obligations of which may be purchased, sold or held by the Issuer. The Firm may give advice, and take action (or refrain from taking action), with respect to any of the Firm’s client or proprietary accounts that may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to any one or all of the Firm’s clients or accounts, and effect transactions for such clients or proprietary accounts at prices or rates that may be more or less favorable than the prices or rates applying to Transactions effected for the Issuer.

(b) The Issuer acknowledges that the ability of the Collateral Manager and its Affiliates to effect and/or recommend Transactions may be restricted by applicable regulatory requirements in the United States, the United Kingdom or elsewhere and/or their internal policies designed to comply with such requirements. As a result, there may be periods when the Collateral Manager will not initiate or recommend certain types of Transactions in certain investments when the Collateral Manager or its Affiliates are performing investment or other services or when aggregated position limits have been reached and the Issuer will not be advised of that fact. Without limitation, when the Collateral Manager or an Affiliate is involved in a distribution of Traded Obligations of a company, the Collateral Manager may in certain circumstances be prohibited from purchasing or recommending the purchase of certain Traded Obligations of that company for its clients. Without limitation, the Collateral Manager and its Affiliates may also be prohibited from effecting Transactions for the Issuer’s account with or through its Affiliates, from acting as agent for another customer as well as the Issuer in respect of a particular Transaction, or from acting as the counterparty to a Transaction with the Issuer. If not prohibited, the Collateral Manager is nonetheless not required to effect Transactions for the Issuer’s account with or through the Collateral Manager’s Affiliates and other clients of the Collateral Manager and/or its Affiliates or in instances in which the Collateral Manager or its Affiliates have multiple interests.

(c) Nothing herein shall prevent the Collateral Manager from engaging, to the extent permitted by law and not prohibited by the Indenture, in other businesses or from rendering services of any kind to the Issuer and its Affiliates, the Trustee, the Holders or any other Person or entity. Without prejudice to the generality of the foregoing, the Collateral Manager, the Firm or any Personnel may, subject to the Indenture, among other things:

(i) serve as directors (whether supervisory or managing), officers, employees, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any obligor of any of the Collateral Obligations, Restructuring Loans or Eligible Investments to the extent permitted by their respective Underlying Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates, any obligor of any of the Collateral Obligations, Restructuring Loans or Eligible Investments; provided that (i) in the reasonable judgment of the Collateral Manager, such activity will not have a material adverse effect on the enforceability of the Assets and (ii) nothing in this paragraph shall be deemed to limit the duties of the Collateral Manager set forth in Section 2;

(ii) receive fees for services of whatever nature rendered to the obligor of any of the Collateral Obligations, Restructuring Loans or Eligible Investments; provided that (i) in the reasonable judgment of the Collateral Manager, such activity will not have a material adverse effect on the enforceability of the Assets and (ii) if such fees in the nature of a price discount or price adjustment relate to or arise from the purchase by the Issuer of any obligation included in the Assets, the portion of such fees relating to such obligations shall be (x) deposited into the Collection Account or (y) applied to the purchase price of such obligation and (iii) with respect to such services, the Collateral Manager is not acting as an agent for the Issuer;

(iii) be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates and be paid therefor;

(iv) be a secured or unsecured creditor of, or hold an equity interest in, the Issuer or any Affiliate thereof, or any obligor of any Collateral Obligation, Restructuring Loan or Eligible Investment; provided, however, that the Collateral Manager may not hold any of such interests if, in the opinion of counsel to the Issuer, the existence of such interest would require registration of the Issuer as an “investment company” under the Investment Company Act or violate any provisions of federal or applicable state law or any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer;

(v) subject to compliance with applicable law, make a market in any of the Assets or in the Notes (or any Class thereof or the Subordinated Notes); provided that with respect to such market, the Collateral Manager is not acting as agent for the Issuer;

(vi) subject to compliance with applicable law and the provisions of the Indenture and this Agreement, sell any Collateral Obligation, Restructuring Loan or Eligible Investment to, or purchase any Collateral Obligation from, the Issuer while acting in the capacity of principal or agent; and

(vii) subject to its obligations in Section 9 to protect the Holders, serve as a member of any “creditors’ committee” with respect to any Collateral Obligation, Restructuring Loan or Eligible Investment.

(d) The Issuer acknowledges and agrees that:

(i) the Firm has proprietary interests in, and may manage or advise accounts or investment funds that have investment objectives similar or dissimilar to those of the Issuer and/or which engage in Transactions in the same types of obligations and investments as the Issuer, and as a result may compete with the Issuer for appropriate investment opportunities;

(ii) obligors of Traded Obligations held by the Issuer may have publicly or privately traded Traded Obligations, including Traded Obligations that are senior to, or have interests different from or adverse to, the Traded Obligations that are pledged to secure the Notes, in which the Firm is an investor or makes a market;

(iii) the Firm’s trading activities generally are carried out without reference to positions held by the Issuer and may have an effect on the value of the positions so held, or may result in the Firm having an interest in the applicable obligor adverse to that of the Issuer;

(iv) the Firm may create, write or issue derivative instruments with respect to which the underlying Traded Obligations may be those in which the Issuer invests or which may be based on the performance of the Issuer; and

(v) the Firm and Personnel may obtain and keep any profits, commissions and fees accruing to them in connection with their activities as agent or principal in Transactions for the Issuer’s account and other activities for themselves and other clients and their own accounts, and the Collateral Manager’s fees as set forth in this Agreement shall not be abated thereby.

(e) The Issuer acknowledges and agrees that from time to time at the Collateral Manager’s discretion, advisory Personnel may consult with Personnel in proprietary trading or other areas of the Firm or form investment policy committees comprised of such Personnel, and the performance of Personnel obligations related to their consultation with the Collateral Manager could conflict with their areas of primary responsibility within the Firm. In connection with their activities with the Firm, such Personnel (including, without limitation, Personnel who are members of the Investment Committee of the Collateral Manager) may receive information regarding the Collateral Manager’s potential investment activities, which is not generally available to the public or to the Collateral Manager. However, there will be no obligation on the part of such Personnel to make available for use by clients or accounts (including the Collateral Manager) any information or strategies known to them or developed in connection with their client, proprietary or other activities. In addition, the Firm will be under no obligation to make available any research or analysis prior to its public dissemination. Furthermore, the Firm shall have no obligation to recommend for purchase or sale by the Issuer any security that the Firm or Personnel may purchase or sell for themselves or for any other clients. The Firm (i) shall have no obligation to seek to obtain any material non-public information about any obligor under or issuer of Traded Obligations, (ii) will not be obligated to effect Transactions for the Issuer on the basis of any material non-public information as may come into its possession even if such Transactions would be permitted by applicable law, and (iii) will not effect Transactions for the Issuer on the basis of any material non-public information as may come into its possession to the extent such Transactions would be prohibited by applicable law.

The Issuer acknowledges that certain Personnel may possess information relating to particular obligors who have issued Collateral Obligations which information is not known to employees, officers of the Collateral Manager or certain members of the investment committee of the Collateral Manager who are responsible for monitoring the Collateral Obligations and performing the other obligations of the Collateral Manager under this Agreement, and the Issuer agrees that the Firm shall have no obligation to share any such information, opportunity or idea with such persons or the Issuer.

Without limiting the foregoing, the Issuer acknowledges that the Collateral Manager may from time to time decline to direct the purchase or sale hereunder of obligations that are otherwise suitable for purchase or sale hereunder in the event that such obligations have been issued by (i) Persons of which the Collateral Manager, its Affiliates or any of its or their officers, directors or employees are directors or officers, (ii) Persons for which the Collateral Manager or any of its Affiliates act as financial advisor or underwriter or (iii) Persons about which the Collateral Manager or any of its Affiliates have information which the Collateral Manager deems confidential or non-public or otherwise might prohibit it from trading such obligations in accordance with applicable law.

Section 5. Conflicts of Interest

In certain circumstances, the interests of the Issuer and/or the Holders with respect to matters as to which the Collateral Manager is advising the Issuer may conflict with the interests of the Collateral Manager. The Issuer hereby acknowledges that various potential and actual conflicts of interest may exist with respect to the Collateral Manager as described above and in the final Offering Circular as thereafter amended or supplemented, in the section titled “Risk factors—Relating to Certain Conflicts of Interest—The Issuer Will Be Subject to Various Conflicts of Interest Involving the Collateral Manager and its Affiliates”; provided, however, that nothing in this Section 5 shall be construed as altering duties of the Collateral Manager as set forth herein or in the Indenture.

The Collateral Manager will cause any Transaction effected between the Issuer and the Collateral Manager, Affiliates of the Collateral Manager or accounts, portfolios or investment companies managed or advised by the Collateral Manager to be conducted on an arm’s length basis for fair market value and on terms as favorable to the Issuer as would be the case in a transaction with an independent third party and in accordance with the Collateral Manager’s fiduciary obligations under applicable laws.

Section 6. Records; Confidentiality

The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Issuer, the Trustee, the Holders and the independent accountants appointed by the Issuer pursuant to Article X of the Indenture at any time during normal business hours at a time acceptable to the Collateral Manager in its reasonable judgment and upon not less than five Business Days’ prior notice. Except as may be required hereunder, by the Indenture, pursuant to court order or other legal process, and subject to the preceding sentence, the Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-Affiliated third parties except (a) with the prior written consent of the Issuer, (b) such information as any Rating Agency in connection with the rating of any Class of Secured Notes shall reasonably request, (c) as required by law (including for purposes of avoiding or reducing any withholding taxes imposed by any jurisdiction), regulation, court order or the rules or regulations of any self-regulating organization, examiner, governmental body or regulatory body or official having jurisdiction over the Collateral Manager or as required by any Underlying Instrument, (d) to its and the Issuer’s professional advisers and to the Trustee and the Collateral Administrator, (e) such information as shall have been publicly disclosed other than in violation of this Agreement, (f) to the extent permitted by applicable securities laws, if requested, to potential buyers in connection with a sale of any of the Notes, (g) to its members, managers, partners, officers, directors, and employees involved in performing the obligations of the Collateral Manager under this Agreement, (h) to any bona fide buyer or potential buyer and any such Person’s attorneys and professional advisers in connection with an issuance or sale or potential issuance or sale to such Person of any equity interests of, debt of, or assets owned by the Collateral Manager; provided that each such Person to whom such information is so disclosed shall have agreed to maintain the confidentiality thereof pursuant to an agreement containing provisions substantially the same as those of this Section 6, (i) in connection with the enforcement of the Collateral Manager’s rights hereunder or in any dispute or proceeding related hereto or to any of the other Transaction Documents, (j) to Holders and beneficial owners and potential purchasers of any of the Notes or any beneficial interest therein, (k) as required to enable the Collateral Manager to perform its obligations hereunder, (l) such information that was or is obtained by the Collateral Manager on a non-confidential basis; provided that the Collateral Manager does not know or have reason to know of any breach by such source of any confidentiality obligations with respect thereto or (m) general performance information which may be used by the Collateral Manager or its Affiliates in connection with their marketing activities. For purposes of this Section 6, none of the Trustee, the Holders, the Initial Purchaser or the Collateral Administrator shall be considered “non-Affiliated third parties.” Notwithstanding anything in this Section 6 to the contrary but subject to any confidentiality agreements to which the Collateral Manager or the Issuer may be subject, the Collateral Manager shall have the right to disclose, to the extent permitted by applicable securities laws, general information regarding the transaction which is the subject of this Agreement and the Collateral Manager’s performance with respect to the portfolio of Collateral Obligations and/or Assets owned by the Issuer from time to time in periodic reports on Form 8-K (or other filings) that may be filed by the Collateral Manager with the Securities and Exchange Commission or in connection with the marketing of other funds managed or to be managed by the Collateral Manager or any of its Affiliates.

Notwithstanding any contrary agreement or understanding, the Collateral Manager (and each of its respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the Indenture and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties. For this purpose, the tax treatment of a Transaction is the purported or claimed U.S. federal income tax treatment of such Transaction, and the tax structure of a Transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of such Transaction.

Section 7. Obligations of Collateral Manager

The Collateral Manager shall not intentionally or with reckless disregard take, any action which in its good faith judgment would (a) materially adversely affect the status of the Issuer for purposes of the laws of the Cayman Islands, U.S. federal or state law or other law which, in its judgment, made in good faith, is applicable to the Issuer, (b) not be permitted by the Issuer’s Underlying Instruments, copies of which the Issuer acknowledges it has provided to the Collateral Manager, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any law of the Cayman Islands or U.S. federal, state or other applicable securities law, in each case the violation of which would have or which could reasonably be expected to have a material adverse effect on the Issuer, any Assets or any Holder (d) require registration of the Issuer, the Co-Issuer or the pool of Assets as an “investment company” under the Investment Company Act (it being understood that the Collateral Manager has elected to be treated as a “regulated investment company” within the meaning of the Internal Revenue Code), (e) cause the Issuer or the Trustee to violate any provision of the Indenture including, without limitation, any representations to be given by the Issuer thereunder or pursuant thereto on or after the date hereof or (f) adversely affect the interests of the Holders of any Class of Notes in any material respect (other than as expressly permitted hereunder or under the Indenture). Neither the Collateral Manager nor its directors, officers, stockholders, members, managers or employees shall be liable to the Issuer or any other Person, except as provided in Section 10 of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance provided for in Section 10 shall be payable out of the Assets in accordance with the Priority of Payments set forth in Article XI of the Indenture. The Collateral Manager shall not change the location from which it performs its duties under this Agreement from the State of Kansas if such change would cause the Issuer to be subject to any material additional U.S. federal, state or local income or franchise taxes.

Section 8. Compensation

(a) The Issuer shall pay to the Collateral Manager, for services rendered under this Agreement, the Senior Collateral Management Fee and the Subordinated Collateral Management Fee, payable in arrears on each Payment Date, in each case to the extent of funds available for such purpose in accordance with the Priority of Payments set forth in the Indenture. To the extent not paid on any Payment Date when due, (i) the Senior Collateral Management Fee will be deferred and will be payable on subsequent Payment Dates, and (ii) other than as a result of a waiver or deferral of such Subordinated Collateral Management Fee by the Collateral Manager, the Subordinated Collateral Management Fee, together with interest on the shortfall at a rate of the Reference Rate for the applicable Interest Accrual Period plus 3.00% per annum, will be deferred and will be payable on subsequent Payment Dates, in each case in accordance with the Priority of Payments set forth in the Indenture. The interest due on any Subordinated Collateral Management Fee deferred on a Payment Date will thereupon constitute accrued Subordinated Collateral Management Fees.

(b) The “Senior Collateral Management Fee” will accrue quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to 0.10% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Senior Collateral Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived or deferred with respect to such Payment Date or waived by the Collateral Manager no later than the Determination Date immediately prior to such Payment Date.

(c) The “Subordinated Collateral Management Fee” will accrue quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to 0.30% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Subordinated Collateral Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived or deferred with respect to such Payment Date or waived by the Collateral Manager no later than the Determination Date immediately prior to such Payment Date.

(d) [Reserved].

(e) The Collateral Manager may (but shall not be obligated to), elect to waive all or any portion of the Collateral Management Fee payable to the Collateral Manager on any Payment Date. Any such election shall be made by the Collateral Manager by delivering written notice thereof to the Trustee and the Collateral Administrator no later than the Determination Date immediately prior to such Payment Date. Any election to waive the Collateral Management Fee may also be made by written standing instructions to the Trustee and the Collateral Administrator; provided that such standing instructions may be rescinded by the Collateral Manager at any time except during the period between a Determination Date and Payment Date. At all times during which Palmer Square Capital BDC Inc. is the Collateral Manager, the Collateral Management Fee and any other fees payable to the Collateral Manager shall be zero.

The Collateral Manager may elect to defer payment of any or all of its Senior Collateral Management Fee or Subordinated Collateral Management Fee otherwise due and payable on any Payment Date (respectively, the “Current Deferred Senior Collateral Management Fee” and the “Current Deferred Subordinated Collateral Management Fee” and, collectively, the “Current Deferred Collateral Management Fee”). Any Current Deferred Collateral Management Fee for such Payment Date will be distributed as Interest Proceeds or, at the option of the Collateral Manager, as Principal Proceeds. After such Payment Date, any Current Deferred Collateral Management Fee will be added to the cumulative amount of the Senior Collateral Management Fee or the Subordinated Collateral Management Fee, as applicable, which the Collateral Manager has elected to defer on prior Payment Dates and which has not been repaid (respectively, the “Cumulative Deferred Senior Collateral Management Fee” and the “Cumulative Deferred Subordinated Collateral Management Fee” and, collectively, the “Cumulative Deferred Collateral Management Fee”). Any Cumulative Deferred Senior Collateral Management Fee or any Cumulative Deferred Subordinated Collateral Management Fee will be payable, without interest, on any subsequent Payment Date at the election of the Collateral Manager to the extent funds are available for such purpose in accordance with the Priority of Payments and, in the case of the Cumulative Deferred Senior Collateral Management Fee, subject to the additional requirement that the payment of such amount does not cause the non-payment or deferral of interest on any Class of Secured Notes. Any such election shall be made by the Collateral Manager by delivering written notice thereof to the Trustee and the Collateral Administrator no later than the Determination Date immediately prior to such Payment Date. Any election to defer the Collateral Management Fee may also be made by written standing instructions to the Trustee; provided that such standing instructions may be rescinded by the Collateral Manager at any time except during the period between a Determination Date and Payment Date.

(f) The Collateral Manager shall be responsible for all of its ordinary expenses incurred in the performance of its obligations under this Agreement, including the ordinary expenses and fees of any third party employed by the Collateral Manager; provided, however, that the Collateral Manager shall not be responsible for any fees and out-of-pocket expenses reasonably incurred by the Collateral Manager, including (i) any fees, expenses or other amounts payable to the Rating Agency, the Collateral Administrator, the Trustee, the Independent accountants appointed under the Indenture or any other accountants of the Issuer, (ii) the reasonable expenses incurred by the Collateral Manager to employ outside legal advisers, consultants, rating agencies, accountants, brokers and other professionals retained by the Issuer or the Collateral Manager (on behalf of the Issuer) reasonably necessary in connection with the evaluation, transfer, restructuring, default or enforcement of any Collateral Obligation or any proposed purchase of a Collateral Obligation or Restructuring Loan by the Issuer (excluding costs or fees associated with obtaining investment research in the ordinary course) and any reasonable fees and expenses incurred by the Collateral Manager in obtaining advice from legal advisers or consultants with respect to its obligations under this Agreement, (iii) asset pricing and asset rating services, compliance services and software, and accounting, programming and data entry services directly related to the management of the Assets (which the Collateral Manager, in its discretion, may allocate equitably among the Issuer and the Collateral Manager’s and its Affiliates’ other clients and accounts, as applicable), (iv) brokerage commissions, transfer fees, registration costs, taxes and other similar costs and any and all costs and expenses incurred in connection with the acquisition, disposition of investments on behalf of the Issuer (whether or not actually consummated), including attorneys’ fees and disbursements and (v) any expenses related to the Issuer’s compliance with FATCA, Rule 17g-5 or other regulatory requirements applicable to the Issuer, including investment advisor reporting of private fund information relating to the Issuer on Form PF with the SEC; provided that the Collateral Manager shall reimburse to the Issuer amounts previously paid to the Collateral Manager in respect of fees and expenses of legal counsel under this Section 8(f) incurred in connection with any dispute between the Collateral Manager and the Trustee or a Holder in which a final judgment, not subject to appeal, of a court with jurisdiction over the Collateral Manager has been rendered against the Collateral Manager and in favor of the Trustee or a Holder, as the case may be. Any expenses of the Collateral Manager in the performance of its duties under this Agreement that the Collateral Manager is not responsible for shall be reimbursed by the Issuer to the extent funds are available therefor in accordance with and subject to the Priority of Payments and the other limitations contained in the Indenture.

(g) If this Agreement is terminated for any reason or the Collateral Manager resigns or is removed, each of the Senior Collateral Management Fee and the Subordinated Collateral Management Fee calculated as provided in Section 8(b) and Section 8(c), respectively, shall be prorated for any partial period elapsing from the prior Payment Date to the date of such termination, resignation or removal and shall be due and payable on the first Payment Date following the date of such termination, resignation or removal, subject to Article XI of the Indenture and, for the avoidance of doubt, to the extent that, by operation of Article XI of the Indenture on such Payment Date, there are insufficient funds available to pay such prorated amount in full, the unpaid portion of such prorated amount shall be payable on each subsequent Payment Date, subject to Article XI of the Indenture, until paid in full.

Section 9. Benefit of the Agreement

(a) The Collateral Manager shall perform its obligations hereunder in accordance with the terms of this Agreement and the terms of the Indenture applicable to it and shall use reasonable efforts, in the course of carrying out such obligations, to act in the best interests of the Holders of the Notes.

(b) The Collateral Manager agrees and consents to the provisions contained in Section 15.1 of the Indenture.

Section 10. Limits of Collateral Manager Responsibility

(a) The Collateral Manager assumes no responsibility under this Agreement other than to render in good faith the services called for hereunder and under the terms of the Indenture applicable to the Collateral Manager, and none of the Collateral Manager, Affiliates of the Collateral Manager or any of their respective directors, officers, stockholders, partners and employees shall be liable to the Issuer, the Trustee, the Holders or any other person for any Losses incurred under this Agreement or the Indenture, or as a result of the actions taken or recommended by the Collateral Manager under this Agreement or the terms of the Indenture, except that the Collateral Manager shall be so liable (x) by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard with respect to the obligations of the Collateral Manager hereunder and under the terms of the Indenture applicable to the Collateral Manager as determined by a court of competent jurisdiction by a final and non-appealable judgment and (y) for any Losses that arise out of or are based upon any information provided by the Collateral Manager expressly for inclusion in the final Offering Circular and contained in the final Offering Circular, as thereafter amended or supplemented, in the sections titled “Risk factors—Relating to the Collateral Manager,” “Risk factors— Relating to Certain Conflicts of Interest—The Issuer Will Be Subject to Various Conflicts of Interest Involving the Collateral Manager and its Affiliates,” “The Collateral Manager” and “The EU/UK Retention Holder and EU/UK Securitization Requirements—Description of the EU/UK Retention Holder” and in each case including the subheadings thereunder (the information contained in such sections, collectively, the “Collateral Manager Information”), that contains an untrue statement of material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading. Subject to the foregoing, the Collateral Manager shall not be responsible for any action of the Issuer, the Collateral Administrator or the Trustee in following or declining to follow any direction of the Collateral Manager.

(b) The Collateral Manager shall be entitled to conclusively rely in good faith, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or communication reasonably believed by it to be genuine and correct and to have been signed, sent or made by an authorized person and upon the advice and statements of Independent accountants.

(c) All calculations made by or on behalf of the Collateral Manager with respect to the scheduled payment of principal or interest on the Collateral Obligations shall be made on the basis of information as to the terms of each Collateral Obligation and on reports of payments received on each Collateral Obligation that are furnished by or on behalf of the issuer of such Collateral Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied on in making such calculations.

(d) The Collateral Manager shall not be responsible for any loss, damage or failure to fulfill its duties hereunder if such loss, damage or failure shall be caused by or directly or indirectly due to a Force Majeure Event, provided that (i) such Force Majeure Event has a material adverse effect on the ability of the Collateral Manager to perform its duties hereunder and (ii) the Collateral Manager shall use commercially reasonable efforts to minimize the effect of the same. Notwithstanding anything in this Agreement to the contrary, the Collateral Manager shall in no event be liable for any special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to loss of profits) regardless of whether such losses or damages are foreseeable or if the Collateral Manager has been advised of the likelihood of such losses or damages and regardless of the form of action. As used herein, the term “Force Majeure Event” means such an operation of the forces of nature as reasonable foresight and ability could not foresee or reasonably provide against including but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, strikes or work stoppages for any reason, embargo, government action (including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement), inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond a party’s control whether or not of the same class or kind as specifically named above. For the avoidance of doubt, events giving rise to a Force Majeure Event will not limit the determination of whether or not a Cause event has occurred, but the limitation on liability of the Collateral Manager for losses occurring as a result of a Force Majeure Event will apply notwithstanding that such Force Majeure Event also constitutes a Cause event.

(e) The Collateral Manager shall not be responsible for any failure to fulfill its duties hereunder by reason of any administrative error or omission by the Trustee or the Collateral Administrator.

(f) It is understood that certain provisions of this Agreement may serve to limit the potential liability of the Collateral Manager. The Issuer has had the opportunity to consult with the Collateral Manager as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. It is further understood that certain applicable laws, including applicable federal or state securities laws, may impose liability or allow for legal remedies even where the Collateral Manager has acted in good faith and that the rights under those laws may be non-waivable. Nothing in this Agreement shall, in any way, constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.

(g) The Issuer shall indemnify and hold harmless (the Issuer in such case, the “Indemnifying Party”) the Collateral Manager, Affiliates of the Collateral Manager and their respective stockholders, members, directors, officers, managers and employees (each such party being, in such case, an “Indemnified Party”) from and against any and all Losses (excluding any Losses in respect of or arising out of such Indemnified Party’s election to acquire Collateral Obligations as principal), in respect of or arising from acts or omissions of any such Indemnified Party made in good faith in the performance of the Collateral Manager’s duties under this Agreement (including as provided in Section 33 hereof) and the Indenture and not (x) constituting bad faith, willful misconduct or gross negligence in the performance of, or reckless disregard with respect to, the Collateral Manager’s duties under this Agreement and the Indenture or (y) resulting from any information provided by the Collateral Manager (as such information may be amended or supplemented) expressly for inclusion in the final Offering Circular and contained in the Collateral Manager Information that contains an untrue statement of material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, (1) the obligations of the Issuer under this Section 10 shall be payable solely out of the Assets in accordance with the Priority of Payments set forth in Article XI of the Indenture, and (2) none of the Holders shall have any obligation to indemnify, or (except for the purchase price of its Notes) make any payment to, the Collateral Manager, the Issuer or the Trustee for any reason whatsoever (whether or not listed in this Section 10(g)).

(h) The compliance of the Collateral Manager’s actions with the provisions of the Indenture and this Agreement shall be determined on the date of action only, based upon the prices and characteristics of the Assets on the date of such action (or on the most recent date practicable, in the case of Collateral Obligations not purchased or sold on such date); the provisions of the Indenture and this Agreement shall not be deemed breached as a result of changes in value or status of an investment following purchase.

(i) The Assets shall be held by the Trustee appointed by the Issuer pursuant to the Indenture. The Collateral Manager and its Affiliates shall at no time have custody or physical control of Assets. The Collateral Manager shall not be liable for any act or omission of the Trustee or any securities intermediary, sub-custodian or prime broker appointed by the Trustee or the Issuer, nor shall the Collateral Manager be liable for any act or omission of the Collateral Administrator. Any compensation to the Trustee, any securities intermediary or the Collateral Administrator for their services to the Issuer shall be the obligation of the Issuer and not the Collateral Manager.

(j) An Indemnified Party shall (or, with respect to the Collateral Manager’s stockholders, members, directors, officers or employees, the Collateral Manager shall cause such Indemnified Party to) promptly notify the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Section 10, but failure so to notify the Indemnifying Party or to comply with paragraph (k) below shall not relieve such Indemnifying Party from its obligations under this Section 10 unless and to the extent that such Indemnifying Party did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses.

(k) With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request served upon such Indemnified Party, in either case for which such Indemnified Party is or may be entitled to indemnification under this Section 10, such Indemnified Party shall (or with respect to the Collateral Manager’s stockholders, directors, officers or employees, the Collateral Manager shall cause such Indemnified Party to), at the Indemnifying Party’s expense:

(i) provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;

(ii) cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;

(iii) in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation; and

(iv) neither incur any material expense to defend against nor release, settle or compromise any such claim or make any admission with respect thereto (other than routine or incontestable admissions or factual admissions the failure to make which could expose such Indemnified Party to (x) unindemnified liability, or (y) only if the Indemnified Party is the Collateral Manager or any Affiliate of the Collateral Manager or any of their respective partners, directors, officers, stockholders and employees, any liability in respect of which, in the good faith determination of such Indemnified Party, the Indemnifying Party is unlikely to have sufficient funds available to indemnify the Indemnified Party in full, taking into account the Priority of Payments set forth in Article XI of the Indenture), in either case without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld; provided that the Indemnifying Party shall have advised such Indemnified Party that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim.

(l) No Indemnified Party shall, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, permit a default or consent to the entry of any judgment in respect of any claim giving rise to a claim for indemnity hereunder, provided, however, that if the Indemnified Party is the Collateral Manager or an Affiliate of the Collateral Manager, or any of their respective partners, directors, officers, stockholders and employees, such Indemnified Party shall not be required to seek or obtain such consent if it determines in good faith that the Indemnifying Party is unlikely to have sufficient funds available to indemnify it in full, taking into account the Priority of Payments set forth in Article XI of the Indenture.

Section 11. No Joint Venture

The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. Except as expressly provided herein or in the Indenture, neither of the Collateral Manager nor any of the members of the investment committee of the Collateral Manager has any fiduciary relationship with the Issuer, the Trustee or the Holders.

Section 12. Term; Termination

(a) This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the liquidation of the Assets and the final distribution of the proceeds of such liquidation to the Holders or the payment in full of the Notes, and (ii) the termination of the Indenture in accordance with its terms.

(b) Subject to Section 12(e) and the other requirements hereof, the Collateral Manager may resign, upon 90 days’ prior written notice (or such shorter period as is acceptable to the Issuer) to the Issuer and the Trustee (who shall forward such notice to the Holders of the Notes and each Rating Agency then rating a Class of Secured Notes).

(c) Promptly, but in any event within 30 days, after notice of any resignation or removal of the Collateral Manager under any provision of this Agreement while any of the Notes are outstanding, a Majority of the Subordinated Notes shall nominate an institution by written notice to the Trustee that is not an Affiliate of the Collateral Manager as a successor collateral manager subject to the consent of a Majority of the Controlling Class and the requirement that such successor collateral manager (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager, (ii) is legally qualified and has the capacity to act as Collateral Manager hereunder and under the applicable terms of the Indenture and (iii) does not cause or result in the Issuer becoming, or require the pool of Assets to be registered as, an investment company under the Investment Company Act. If a Majority of the Controlling Class does not consent to such institution within 30 days of receiving notice of such nomination, a Majority of the Controlling Class may nominate, subject to the consent of a Majority of the Subordinated Notes, an institution as a successor collateral manager that is not an Affiliate of the Collateral Manager that satisfies the provisions of clauses (i) through (iv) above; provided, that if the Majority of the Subordinated Notes does not consent to the institution nominated by the Majority of the Controlling Class within 30 days of receiving notice of such nomination, a Majority of the Controlling Class may thereafter select a successor collateral manager for the Issuer without the consent of Holders of Subordinated Notes. All nominations and consents to nominations shall be made by delivering written notice to the Trustee and the Issuer. The Issuer shall promptly appoint as successor collateral manager any institution that has been nominated and with respect to which the applicable consent shall have been given, as provided above.

Notwithstanding the foregoing, as a condition precedent to assuming the obligations of the Collateral Manager hereunder, any successor collateral manager shall agree that, in the event that the Collateral Manager determines at any time that it is necessary or advisable under the EU/UK Securitization Requirements in effect at such time to transfer (or cause the transfer of) any Notes comprising the EU/UK Retained Interest necessary to maintain compliance with such EU/UK Securitization Requirements, the successor collateral manager shall acquire from the Collateral Manager the minimum aggregate principal amount of such Notes necessary to maintain compliance with such EU/UK Securitization Requirements, at a price equal to the fair value thereof.

(d) If no successor collateral manager is nominated as provided above, the resigning or removed Collateral Manager may, within 90 days after notice of its resignation or removal is given to the Holders of the Notes pursuant to any provision of this Agreement, petition any court of competent jurisdiction for the appointment of a successor collateral manager.

In connection with the appointment of a successor collateral manager, the Issuer may make such arrangements for the compensation of such successor as the Issuer and such successor shall agree; provided, however, that no compensation payable to a successor from payments on the Assets shall be greater than that provided hereunder. The Issuer, the Trustee and the successor shall take such action (or cause the outgoing Collateral Manager to take such action) consistent with this Agreement and the terms of the Indenture applicable to the Collateral Manager, as shall be necessary to effect any such succession.

(e) No removal or resignation of the Collateral Manager shall be effective until the date as of which a successor collateral manager shall have been appointed and agreed in writing to assume all of the Collateral Manager’s duties and obligations pursuant to this Agreement. The Issuer will provide notice of the appointment and approval of a successor collateral manager to each Rating Agency then rating a Class of Secured Notes.

(f) If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in clauses (h) and (i) below and in Section 10 and Section 15.

(g) In the event of removal or resignation of the Collateral Manager pursuant to this Agreement, the Issuer shall have all of the rights and remedies available with respect thereto at law or equity. Upon the later to occur of (i) expiration of the applicable notice period with respect to a removal or resignation specified in this Section 12 or Section 14, as applicable, and (ii) acceptance of its appointment by the successor collateral manager, all authority and power of the Collateral Manager under this Agreement, whether with respect to the Assets or otherwise, shall automatically and without further action by any Person pass to and be vested in the successor collateral manager.

(h) Section 6, Section 8, Section 10, Section 15, Section 17 and Sections 21 through 26 shall survive any termination of this Agreement pursuant to this Section 12 or Section 14.

Section 13. Assignments

(a) The Collateral Manager may not assign its rights and responsibilities under this Agreement, and any such purported assignment of this Agreement to any Person, in whole or in part, by the Collateral Manager shall be deemed null and void, unless (a) the S&P Rating Condition has been satisfied in respect of such assignment, (b) 30 days’ prior written notice of the proposed assignment has been given by the Collateral Manager to the Issuer and the Trustee (who shall forward such notice to the Holders of the Notes), (c) the written consent of the Issuer (acting at the direction of a Majority of the Subordinated Notes) has been obtained, and (d) the written consent of a Majority of the Controlling Class has been obtained; provided, however, that the Collateral Manager shall be permitted, without the consent of the Issuer or any of the Holders of the Notes or the satisfaction of the S&P Rating Condition, as applicable, to assign any or all of its rights and delegate any or all of its obligations under this Agreement to an Affiliate or a wholly owned subsidiary of an Affiliate so long as such Affiliate or such wholly owned subsidiary of an Affiliate, as the case may be, (A) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager under this Agreement, (B) is legally qualified and has the capacity to act as Collateral Manager under this Agreement and (C) immediately after the assignment, employs principal personnel performing the duties required under this Agreement who are substantially the same team of individuals who would have performed such duties had the assignment not occurred Notwithstanding the foregoing, if a change of control occurs in respect of the Collateral Manager and an assignment is deemed to have occurred under the Advisers Act solely as a result of such change of control (any such assignment, a “Regulatory Assignment”), the Issuer shall have the authority, with notice to the Rating Agency and the consent of a Majority of the Subordinated Notes, to consent to such Regulatory Assignment in its sole discretion and without regard to the foregoing conditions. Any assignee under this Agreement shall, before such assignment becomes effective, execute and deliver to the Issuer and the Trustee a counterpart of this Agreement naming such assignee as Collateral Manager. Upon the execution and delivery of such a counterpart by the assignee, the Collateral Manager shall be released from further obligations pursuant to this Agreement, except with respect to its obligations and agreements arising under Section 10, Section 17 and Sections 21 through 26 prior to such assignment and except with respect to its obligations under Section 15 after such assignment. The consent provisions for the approval of an assignee for the Collateral Manager under this Section 13(a) shall not apply in the event of the Collateral Manager’s removal pursuant to Section 12 or Section 14, and instead the consent provisions of Section 12 shall govern.

(b) This Agreement shall not be assigned by the Issuer without the prior written consent of the Collateral Manager and the Trustee (acting at the direction of a Majority of the Controlling Class), except in the case of assignment by the Issuer to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder. Notwithstanding the foregoing, the Issuer may assign its right, title and interest in (but not its obligations under) this Agreement to the Trustee pursuant to the grant of a security interest under the Indenture. In the event of any assignment by the Issuer, the Issuer shall use reasonable efforts to cause such assignee to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment. The Collateral Manager hereby agrees to the matters set forth in Article 15 of the Indenture and agrees to be bound by such provisions.

(c) The Issuer hereby acknowledges that the Collateral Manager has engaged the BDC Advisor as its external advisor, and that certain asset management functions of the Collateral Manager hereunder will be performed by the BDC Advisor or its investment professionals pursuant to such engagement.

Section 14. Removal for Cause

The Collateral Manager may be removed for Cause (as defined herein) upon 30 days’ prior written notice to the Collateral Manager by the Issuer or Trustee, in either case, at the direction of a Supermajority of the Controlling Class or a Supermajority of the Subordinated Notes. No such removal shall be effective until (i) the date as of which a successor collateral manager shall have been appointed and agreed in writing to assume all of the Collateral Manager’s duties and obligations pursuant to this Agreement and (ii) notice of such removal shall have been given to the Holders of each Class of the Notes. For purposes of this Agreement, “Cause” means:

(a) the Collateral Manager willfully and intentionally violates or willfully breaches any material provision (not including a willful violation or breach that is the subject of a good faith commercially reasonable dispute as to whether such a violation or breach has actually occurred, due to different interpretations of provisions of the relevant Transaction Documents) of this Agreement or the Indenture applicable to it (it being understood that the poor economic performance of the Collateral Obligations shall not in itself constitute a willful violation or willful breach);

(b) the Collateral Manager breaches any material provision of this Agreement or the Indenture applicable to it, which breach could reasonably be expected to have a material adverse effect on the Issuer (it being understood that failure to satisfy any Coverage Test, any Concentration Limitation or any Collateral Quality Test is not such a breach) and fails to cure such breach within 45 days after the first to occur of (A) written notice of such breach is given to the Collateral Manager or (B) the Collateral Manager has Actual Knowledge of such breach, unless, if such breach is remediable, the Collateral Manager has taken action that the Collateral Manager in good faith believes will remedy, and that does in fact remedy, such breach within 90 days after written notice of such breach is given to the Collateral Manager or the Collateral Manager has Actual Knowledge of such breach;

(c) the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to this Agreement or the Indenture to be correct in any material respect when made which failure (x) has a material adverse effect on the Holders of any Class of Notes, and (y) no correction is made for a period of 30 days after the Collateral Manager having Actual Knowledge of, or its receipt of written notice from the Issuer or the Trustee of, such failure unless, if such failure is remediable, the Collateral Manager has taken action commencing the cure thereof within such 30-day period that the Collateral Manager believes in good faith will remedy such failure and such action does remedy such failure within 90 days of the Collateral Manager having Actual Knowledge thereof;

(d) the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days or any such appointment is ordered by a court or regulatory body having jurisdiction; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, or similar law, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order (if contested in good faith) remains undismissed for 60 days; (v) is dissolved (other than pursuant to a consolidation, amalgamation or merger); or (vi) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced, or sued on or against all or substantially all of its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 60 days thereafter;

(e) the occurrence and continuance of an Event of Default under the Indenture (except if such Event of Default is caused solely by the Trustee’s, the Collateral Administrator’s or the Issuer’s failure to perform its or their duties under the Indenture) that consists of a default in the payment of principal or interest on the Secured Notes when due and payable, and that directly results from a breach by the Collateral Manager of its duties under this Agreement or under the Indenture, which breach or default is not cured within the applicable cure period; or

(f) the occurrence of an act by the Collateral Manager that constitutes fraud or felony criminal activity in the performance of its obligations under this Agreement or the provisions of the Indenture applicable to it, or the Collateral Manager or any of the principals of the Collateral Manager (in the performance of his or her investment management duties) being convicted for a felony offense related to its primary business and such principal continues to have responsibility for the performance by the Collateral Manager of its duties following such conviction; provided that, the Collateral Manager shall be deemed to have cured any event of Cause pursuant to this clause (f) if the Collateral Manager terminates or causes the termination of all individuals who engaged in the conduct constituting Cause pursuant to this clause (f).

If any of the events specified in clauses (a) through (f) of this Section 14 shall occur, the Collateral Manager shall within five Business Days following having Actual Knowledge of the occurrence of such event give written notice thereof to the Issuer and the Trustee (who shall forward such notice to the Holders of the Notes). For the avoidance of doubt, events giving rise to a Force Majeure Event shall not prevent a determination that such events shall also constitute a Cause event.

The Collateral Manager Notes shall be disregarded and deemed not to be Outstanding in the case of a vote on the removal of the Collateral Manager for Cause (it being agreed, for the avoidance of doubt, that such Collateral Manager Notes shall not be disregarded and shall be deemed to be Outstanding with respect to any other action such Collateral Manager Notes are entitled to vote, including, without limitation, the right to vote on the nomination of and consent to a successor to the Collateral Manager if the Collateral Manager is removed).

Section 15. Obligations of Resigning or Removed Collateral Manager

(a) From and after the effective date of the resignation or removal of the Collateral Manager in accordance with this Agreement, such Collateral Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accrued to the effective date of resignation or removal in accordance with Section 8 and shall be entitled to receive any amounts owing under Section 10. On, or as soon as practicable after, the date any resignation or removal is effective, the Collateral Manager shall:

(i) deliver to the Issuer all property and documents of the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager;

(ii) deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor collateral manager appointed pursuant to Section 12; and

(iii) agree to cooperate in any proceedings, even after its resignation or removal, which arise in connection with this Agreement or the Indenture; provided that the Collateral Manager has received an indemnity in form and substance reasonably satisfactory to it.

Section 16. Representations and Warranties

(a) The Issuer hereby represents and warrants to the Collateral Manager as of the date hereof as follows:

(i) the Issuer has been duly incorporated and is validly existing under the laws of the Cayman Islands, has the full power and authority to own its assets and the Collateral Obligations proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Indenture, any Hedge Agreements, the Collateral Administration Agreement or the Notes (collectively, the “Issuer Documents”) requires, such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed, would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer;

(ii) the Issuer has all requisite power and authority to execute, deliver and perform all of its obligations under the Issuer Documents, and, on the Closing Date, will have full power and authority to execute and deliver each of the Issuer Documents and to perform all of its obligations under each of the Issuer Documents and has taken all necessary action to authorize this Agreement, the execution and delivery of this Agreement, the performance of all obligations imposed upon it hereunder, and, as of the Closing Date will have taken all necessary action to authorize each other Issuer Document, the execution, delivery and performance of each other Issuer Document and the performance of all obligations imposed upon it under each such Issuer Document. No consent of any other Person including, without limitation, shareholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Issuer in connection with the execution, delivery, performance, validity or enforceability of any Issuer Document or the obligations imposed upon the Issuer thereunder (other than those that have been made or obtained). This Agreement has been, and each instrument and document to which the Issuer is a party required hereunder or under any other Issuer Document will be, executed and delivered by a duly authorized officer of the Issuer, and this Agreement constitutes, and each instrument or document required hereunder or under any other Issuer Document to which the Issuer is a party, when executed and delivered hereunder, will constitute the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Issuer and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity);

(iii) the execution, delivery and performance of this Agreement and the documents and instruments required hereunder and under the other Issuer Documents will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Underlying Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture); and

(iv) the Issuer is not in violation of its Underlying Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture or the other Issuer Documents applicable to the Issuer, or the performance by the Issuer of its duties hereunder or thereunder.

(b) The Collateral Manager hereby represents and warrants to the Issuer as of the date hereof as follows:

(i) the Collateral Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has full corporate power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified as a corporation and is in good standing under the laws of each jurisdiction where the performance of its obligations under this Agreement or the Indenture would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Collateral Manager, or the performance by the Collateral Manager of its duties hereunder or thereunder;

(ii) the Collateral Manager has full corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and under the provisions of the Indenture applicable to the Collateral Manager and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager. No consent of any other Person and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager or any Affiliate thereof in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations imposed on the Collateral Manager hereunder or under the terms of the Indenture applicable to the Collateral Manager other than those which have been obtained or made. This Agreement has been, and each instrument and document to which the Collateral Manager is a party required hereunder or under the terms of the Indenture will be, executed and delivered by a duly authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document to which the Collateral Manager is a party required hereunder or under the terms of the Indenture when executed and delivered by the Collateral Manager hereunder or under the terms of the Indenture will constitute, the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity);

(iii) the execution, delivery and performance of this Agreement and the express terms of the Indenture applicable to the Collateral Manager will not, to the best knowledge of the Collateral Manager, violate any provision of any existing law or regulation binding on the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder and under the Indenture;

(iv) there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Collateral Manager, threatened that, in the good faith judgment of the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under, or on the validity or enforceability of this Agreement and the provisions of the Indenture applicable to the Collateral Manager hereunder; and

(v) no event constituting, and no event that with the passage of time or the giving of notice or both would constitute, “Cause” has occurred and is continuing and no such event would occur as a result of entering into this Agreement.

(c) So long as the Secured Notes are Outstanding, the Collateral Manager shall directly retain 100% of the Outstanding Subordinated Notes and shall not transfer such Subordinated Notes unless it receives in connection with such proposed transfer written advice of counsel of nationally recognized standing in the United States that is experienced in such matters to the effect that such proposed transfer will not require the Collateral Manager to register as an investment adviser under the Advisers Act.

Section 17. No Recourse; Bankruptcy Proceedings

The Collateral Manager hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer, the Co-Issuer or any Issuer Subsidiary any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceedings or other proceedings under Cayman Islands or U.S. federal or state bankruptcy or similar laws until at least one year (or if longer, the then applicable preference period) and one day after the payment in full of all Notes issued under the Indenture. The Collateral Manager hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that the Collateral Manager will not have any recourse to any of the directors, officers, employees, shareholders or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any Transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, recourse in respect of any obligations of the Issuer hereunder will be limited from time to time and at any time to the Assets as applied in accordance with the Priority of Payments in the Indenture and, on the exhaustion thereof, all obligations of and claims against the Issuer arising from this Agreement or any Transactions contemplated hereby shall be extinguished and shall not thereafter revive. This Section 17 shall survive termination of this Agreement.

Section 18. Notices

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopy notice, when received in legible form, addressed as set forth below:

(a) If to the Issuer:

PALMER SQUARE BDC CLO 1, LTD.
c/o MaplesFS Limited
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102
Cayman Islands
Attention: The Directors
Email: cayman@maples.com

(b) If to the Collateral Manager:

PALMER SQUARE CAPITAL BDC INC.
1900 Shawnee Mission Parkway, Suite 315
Mission Woods, KS 66205
Attention: Jeffrey Fox
Facsimile: (913) 647-9725

(c) If to the Trustee or the Collateral Administrator:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
190 South LaSalle Street, 8th Floor
Chicago, Illinois 60603
Attention: Global Corporate Trust—Palmer Square BDC CLO 1, Ltd.

(d) If to the Holders:

At their respective addresses set
forth in the Security Register.

Any party may change the address or telecopy number to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address or telecopy number in conformity with the provisions of this Section 18 for the giving of notice.

Section 19. Binding Nature of Agreement; Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.

Section 20. Entire Agreement

This Agreement and the Indenture contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing executed by each of the parties hereto and in accordance with the Indenture. No amendment or modification to this Agreement may be made without the prior consent of a Majority of the Controlling Class; provided that, no such consent shall be required for any amendment or modification to this Agreement that (x) clarifies any ambiguity, defect or inconsistency in this Agreement or that solely conforms the provisions of this Agreement to the Indenture or the description in the Offering Circular, (y) corrects inconsistencies, typographical or other errors, defects or ambiguities or (z) allows the Issuer or the Collateral Manager to comply with any rule or regulation enacted or modified by any regulatory agency of the U.S. federal government.

Section 21. CONTROLLING LAW

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD, TO THE FULLEST EXTENT PERMITTED BY LAW, TO ANY CONFLICT OF LAWS RULES WHICH MIGHT APPLY THE LAWS OF ANY OTHER JURISDICTION).

Section 22. Submission to Jurisdiction

Each of the Collateral Manager and the Issuer:

(a) irrevocably submits to the non-exclusive jurisdiction of any federal or New York state court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Indenture or this Agreement;

(b) irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such federal or New York state court;

(c) irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding; and

(d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The Collateral Manager irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Manager in Mission Woods, Kansas. The Issuer hereby irrevocably designates and appoints Corporation Service Company, as the agent of the Issuer to receive on its behalf service of all process brought against it with respect to any such action or proceeding in any such court in the State of New York, such service being hereby acknowledged by the Issuer to be effective and binding on it in every respect. If for any reason such agent shall cease to be available to act as such, then the Issuer shall promptly designate a new agent in the City of New York.

Section 23. WAIVER OF JURY TRIAL

EACH OF THE ISSUER AND THE COLLATERAL MANAGER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE ISSUER AND THE COLLATERAL MANAGER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

Section 24. Conflict with the Indenture

Subject to the antepenultimate and penultimate sentences of Section 2(b) hereof, the terms of the Indenture shall control in the event that (i) this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, or (ii) any conflict other than (i) above exists between the terms of this Agreement and the Indenture.

Section 25. Priority of Payments

The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be paid in accordance with, and the Collateral Manager agrees to be bound by, the provisions of, Articles XI and XV of the Indenture as if the Collateral Manager were a party to the Indenture and hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

Section 26. Indulgences Not Waivers

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 27. Costs and Expenses

The costs and expenses (including the fees and disbursements of counsel) of the Collateral Manager and of the Issuer incurred in connection with the negotiation and preparation of and the execution of this Agreement, and all matters incident thereto, shall be borne by the Issuer.

Section 28. Third Party Beneficiary

The parties hereto agree that the Trustee on behalf of the Holders shall be a third party beneficiary of this Agreement. The holders of the Notes shall not be third party beneficiaries of this Agreement.

Section 29. Titles Not to Affect Interpretation

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 30. Execution in Counterparts

This Agreement may be executed in any number of counterparts by telegraphic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 31. Provisions Separable

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 32. Gender

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 33. Consent to Use of Name

The Issuer consents to the use by the Collateral Manager and its Affiliates of the words “Palmer Square CLO” in the name of other investment vehicles. This section shall survive any termination of this Agreement. Palmer Square consents to the non-exclusive use by the Issuer of the name “Palmer Square” only for so long as Palmer Square serves as the collateral manager of the Issuer. If Palmer Square resigns or is removed as Collateral Manager (other than in connection with an assignment or transfer to an Affiliate thereof), the Issuer, at its expense, shall, and shall cause the Co-Issuer to, change its name so as not to make reference to “Palmer Square.” The Issuer agrees to indemnify and hold harmless Palmer Square and its Affiliates from and against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, attorneys’ fees and disbursements, which may arise out of the Issuer’s or the Co-Issuer’s use or misuse of the name “Palmer Square” or out of any breach of or failure to comply with this Section 33.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PALMER SQUARE BDC CLO 1, LTD.

By:	/s/ Cleveland Stewart
Name:	Cleveland Stewart
Title:	Director

PALMER SQUARE CAPITAL BDC INC.

By:	/s/ Jeffrey D. Fox
Name:	Jeffrey D. Fox
Title:	Chief Financial Officer